CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of ProFunds of our report dated February 23, 2026, relating to the financial statements and financial highlights of each of the Funds listed in Appendix A, which appears in ProFunds’ Certified Shareholder Report on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP Columbus, Ohio

April 27, 2026

Appendix A

ProFund Access VP High Yield	ProFund VP Industrials	ProFund VP Short Emerging Markets
ProFund VP Asia 30	ProFund VP International	ProFund VP Short International
ProFund VP Banks	ProFund VP Internet	ProFund VP Short Mid-Cap
ProFund VP Bear	ProFund VP Japan	ProFund VP Short Nasdaq-100
ProFund VP Biotechnology	ProFund VP Large-Cap Growth	ProFund VP Short Small-Cap
ProFund VP Bull	ProFund VP Large-Cap Value	ProFund VP Small-Cap
ProFund VP Communication Services	ProFund VP Materials	ProFund VP Small-Cap Growth
ProFund VP Consumer Discretionary	ProFund VP Mid-Cap	ProFund VP Small-Cap Value
ProFund VP Consumer Staples	ProFund VP Mid-Cap Growth	ProFund VP Technology
ProFund VP Dow 30	ProFund VP Mid-Cap Value	ProFund VP UltraBull
ProFund VP Emerging Markets	ProFund VP Nasdaq-100	ProFund VP UltraMid-Cap
ProFund VP Energy	ProFund VP Pharmaceuticals	ProFund VP UltraNasdaq-100
ProFund VP Europe 30	ProFund VP Precious Metals	ProFund VP UltraShort Dow 30
ProFund VP Falling U.S. Dollar	ProFund VP Real Estate	ProFund VP UltraShort Nasdaq-100
ProFund VP Financials	ProFund VP Rising Rates Opportunity	ProFund VP UltraSmall-Cap
ProFund VP Government Money Market	ProFund VP Semiconductor	ProFund VP U.S. Government Plus
ProFund VP Health Care	ProFund VP Short Dow 30	ProFund VP Utilities

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